For Immediate Release

Ferro Schedules Conference Call for 2012 Fourth-Quarter and Full-Year Results

CLEVELAND, Ohio – February 26, 2013 – Ferro Corporation (NYSE: FOE) announced today that it will conduct a conference call on Tuesday, March 5, 2013 at 10:00 a.m. Eastern Time to discuss financial results for the three and twelve months ended December 31, 2012, and provide a current view of 2013 business conditions. Participants from Ferro will include Interim President and Chief Executive Officer Peter Thomas, Vice President and Chief Financial Officer Jeff Rutherford, and Treasurer and Director of Investor Relations John Bingle.

If you wish to listen to the conference call, dial 800-734-8582 (toll free) if calling from the United States or Canada, or dial 212-231-2901 if calling from outside North America. Please dial into the call approximately 10 minutes before the call is planned to begin. A live Webcast will also be available by clicking on the Investor Information link at the top of Ferro’s Web site at http://www.ferro.com.

A replay of the call will be available from noon Eastern Time on March 5, 2013, until noon Eastern Time on March 12. To access the replay, dial 800-633-8284 (toll-free) if calling from the United States or Canada, or dial 402-977-9140 if calling from outside North America. Use the program ID # 21650229 to access the audio replay. The Webcast replay will also be available by clicking on the Investor Information link on the Ferro corporate Web site at http://www.ferro.com, beginning at approximately noon Eastern Time on March 5.

About Ferro Corporation

Ferro Corporation (http://www.ferro.com) is a leading global supplier of technology-based performance materials for manufacturers. Ferro materials enhance the performance of products in a variety of end markets, including building and construction, automotive, appliances, electronics, household furnishings, pharmaceuticals, and industrial products.

Headquartered in Mayfield Heights, Ohio, the Company has approximately 4,950 employees globally and reported 2011 sales of $2.2 billion.

Cautionary Note on Forward-Looking Statements

Certain statements in this press release may constitute “forward-looking statements” within the meaning of Federal securities laws. These statements are subject to a variety of uncertainties, unknown risks and other factors concerning the Company’s operations and business environment. Important factors that could cause actual results to differ materially from those suggested by these forward-looking statements and that could adversely affect the Company’s future financial performance include the following:

•	demand in the industries into which Ferro sells its products may be unpredictable, cyclical or heavily influenced by consumer spending;

•	restrictive covenants in the Company’s credit facilities could affect its strategic initiatives and liquidity;

•	Ferro’s ability to access capital markets, borrowings, or financial transactions;

•	the effectiveness of the Company’s efforts to improve operating margins through sales growth, price increases, productivity gains, and improved purchasing techniques;

•	Ferro’s ability to successfully implement and/or administer its restructuring programs and produce the desired results, including projected savings;

•	implementation of new business processes and information systems;

•	the availability of reliable sources of energy and raw materials at a reasonable cost;

•	currency conversion rates and economic, social, regulatory, and political conditions around the world;

•	Ferro’s presence in certain geographic regions, including Latin America and Asia-Pacific, where it can be difficult to compete lawfully;

•	increasingly aggressive domestic and foreign governmental regulations on hazardous materials and regulations affecting health, safety and the environment;

•	Ferro’s ability to successfully introduce new products;

•	sale of products into highly regulated industries;

•	limited or no redundancy for certain of the Company’s manufacturing facilities and possible interruption of operations at those facilities;

•	Ferro’s ability to complete future acquisitions or successfully integrate future acquisitions;

•	the impact of the Company’s performance on its ability to utilize significant deferred tax assets;

•	competitive factors, including intense price competition;

•	Ferro’s ability to protect its intellectual property or to successfully resolve claims of infringement brought against the Company;

•	the impact of operating hazards and investments made in order to meet stringent environmental, health and safety regulations;

•	stringent labor and employment laws and relationships with the Company’s employees;

•	the impact of requirements to fund employee benefit costs, especially post-retirement costs;

•	the impact of interruption, damage to, failure, or compromise of the Company’s information systems;

•	manufacture and sale of products into the pharmaceutical industry;

•	exposure to lawsuits in the normal course of business;

•	risks and uncertainties associated with intangible assets, including the final amount of impairment and other charges described in this press release;

•	Ferro’s borrowing costs could be affected adversely by interest rate increases;

•	liens on the Company’s assets by its lenders affect its ability to dispose of property and businesses;

•	Ferro may not pay dividends on its common stock in the foreseeable future; and

•	other factors affecting the Company’s business that are beyond its control, including disasters, accidents, and governmental actions.

The risks and uncertainties identified above are not the only risks the Company faces. Additional risks and uncertainties not presently known to the Company or that it currently believes to be immaterial also may adversely affect the Company. Should any known or unknown risks and uncertainties develop into actual events, these developments could have material adverse effects on Ferro’s business, financial condition and results of operations.

This release contains time-sensitive information that reflects management’s best analysis only as of the date of this release. The Company does not undertake any obligation to publicly update or revise any forward-looking statements to reflect future events, information or circumstances that arise after the date of this release. Additional information regarding these risks can be found in the Ferro Corporation Annual Report on Form 10-K for the period ended December 31, 2011.

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INVESTOR CONTACT:

John Bingle
Treasurer and Director, Investor Relations, Ferro Corporation
Phone: 216-875-5411
E-mail: john.bingle@ferro.com

MEDIA CONTACT:

Mary Abood
Director, Corporate Communications, Ferro Corporation
Phone: 216-875-5401
E-mail: mary.abood@ferro.com